As filed with the U.S. Securities and Exchange Commission on February 25, 2022 under the Securities Act of 1933, as amended.
Registration Statement No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ekso Bionics Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada		99-0367049
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

1414 Harbour Way South, Suite 1201
Richmond,	California	94804
(Address of Principal Executive Offices)		(Zip Code)

Ekso Bionics 401(k) Plan
Scott G. Davis, President and Chief Operating Officer
Ekso Bionics Holdings, Inc.
1414 Harbour Way, Suite 1201
Richmond, CA 94804
(510) 984-1761
(Name, address and telephone number, including area code, of agent for service)

Copy to:

Alfredo B. D. Silva, Esq.
Morrison & Foerster, LLP
425 Market Street
San Francisco, CA 94105
(415) 268-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

EXPLANATORY NOTE

This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on Forms S-8 relating to shares issued to the 401(k) Plan are already effective. Pursuant to General Instruction E of Form S-8 under the Securities Act, we incorporate by reference into this Registration Statement the contents of (a) the registration statement on Form S-8 (File No. 333-230404), filed on January 24, 2018, to the extent related to or incidental to the 401(k) Plan or the securities offered or sold under the 401(k) Plan, (b) the registration statement on Form S-8 (File No. 333-230404), filed on March 20, 2019 in its entirety, (c) the registration statement on Form S-8 (File No. 333-236412), filed on February 13, 2020 in its entirety, and (d) the registration statement on Form S-8 (File No. 333-253526), filed on February 25, 2021, and in each case excluding the Exhibits to such registration statement. This Registration Statement provides for the registration of the offer and sale of an additional 67,651 shares of the Registrant’s common stock to the 401(k) Plan.

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant incorporates by reference the following documents that the Registrant has previously filed with the Securities and Exchange Commission, or the SEC:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 24, 2022;

(b) The 401(k) Plan’s Annual Report on Form 11-K for the year ended December 31, 2020, filed with the SEC on June 17, 2021;

(c) The Registrant’s Current Report on Form 8-K, filed with the SEC on January 21, 2022; and

(d) The description of the registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-37854) filed with the SEC on August 8, 2016, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All reports and other documents of the Registrant or the 401(k) Plan subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates the Registrant has sold all of the securities offered under this Registration Statement or deregisters the distribution of all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date that the Registrant or the 401(k) Plan, as the case may be, files such report or document; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit No.	Description of Exhibit
4.1	Articles of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed March 19, 2015)
4.2	By-Laws of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 16, 2021)
4.3	Certificate of Change of Ekso Bionics Holdings, Inc. effective May 4, 2016 (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 5, 2016)
4.4	Certificate of Amendment of Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 27, 2017)
4.5	Certificate of Amendment of Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 24, 2020)
4.6	Form of specimen certificate (incorporated by reference from Exhibit 4.4 to the Registrant’s Registration Statement on Form S-3 filed on June 23, 2015)
5.1*	Opinion of Snell and Wilmer L.L.P.
23.1*	Consent of Snell and Wilmer L.L.P. (included in Exhibit 5.1)
23.2*	Consent of WithumSmith+Brown, PC
23.3*	Consent of OUM & Co., LLP
24.1*	Power of Attorney (included in the signature page to this Registration Statement)
99.1	The 401(k) Plan (incorporated by reference from Exhibit 99.1 of the Registrant’s Registration Statement on Form S-8 filed on January 24, 2018)
107*	Calculation of Filing Fee tables

In lieu of the opinion of counsel or determination letter contemplated by item 601(b)(5) of Regulation S-K, the Registrant hereby undertakes that it will submit or has submitted the 401(k) Plan and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the 401(k) Plan.
*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of California, on February 25, 2022.

EKSO BIONICS HOLDINGS, INC.
By:	/s/ Scott G. Davis
Scott G. Davis
President and Chief Operating Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Scott G. Davis and John F. Glenn, or either one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments or supplements (including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent or either one of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Steven Sherman	Chief Executive Officer and Chairman	February 25, 2022
Steven Sherman	(principal executive officer)

/s/ John F. Glenn	Chief Financial Officer	February 25, 2022
John F. Glenn	(principal financial and accounting officer)

/s/ Stanley Stern	Director	February 25, 2022
Stanley Stern

/s/ Charles Li	Director	February 25, 2022
Charles Li, Ph.D.

/s/ Corinna Lathan	Director	February 25, 2022
Corinna Lathan, Ph.D.

/s/ Mary Ann Cloyd	Director	February 25, 2022
Mary Ann Cloyd

/s/ Rhonda A. Wallen	Director	February 25, 2022
Rhonda A. Wallen

Ekso Bionics 401(k) Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the 401(k) Plan) have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized in the in the City of Richmond, State of California, on February 25, 2022.

EKSO BIONICS 401(k) Plan.

By:	/s/ John F. Glenn
John F. Glenn, on behalf of the Ekso Bionics, Inc., Plan Administrator